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                                 Exhibit 99-2

[Aetna Logo]                                            Aetna Inc.
[Aetna Letterhead]                                      151 Farmington Avenue
                                                        Hartford, CT  06156-8975



                                                        MICHAEL A. PIGNATELLA
                                                        Counsel
                                                        AFS Law, TS31
December 29, 2000                                       (860) 273-0261
                                                        Fax:  (860) 273-9407



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: AETNA LIFE INSURANCE AND ANNUITY COMPANY AND ITS VARIABLE LIFE ACCOUNT C POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FROM S-6 PROSPECTUS TITLE: FLEXIBLE PREMIUM GROUP VARIABLE UNIVERSAL LIFE INSURANCE FOR NEW YORK STATE UNITED TEACHERS BENEFIT TRUST ("NYSUT TRUST") SEC FILE NOS. 333-89953 AND 811-09665

Gentlemen:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities) under the Securities Act of 1933 (the "Securities Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the S-6 Registration Statement and this Post-Effective Amendment No. 1 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

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Based upon the foregoing, I am of the opinion that the Securities have been legally authorized and, assuming that the Securities are issued and sold in accordance with the provisions of the prospectus being registered, will be legally issued.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella
Counsel